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                                                                    Exhibit 23.3




                       Consent of Osler, Hoskin & Harcourt




The  Board of Directors
Oceanic Exploration Company:


We hereby consent to the reference to our firm under the heading " Legal Proceedings" in the prospectus contained in this Registration Statement.



                                        OSLER, HOSKIN & HARCOURT


Toronto, Canada
January 2, 1996